Exhibit 99.1

Apple REIT Seven

CLEARANCE 11'

THIRD QUARTER
SEPTEMBER 30, 2006

DEAR SHAREHOLDER

I am pleased to report the positive growth and operations of Apple REIT Seven, Inc. during the three-month period ending September 30, 2006.

By the end of October 2006, David Lerner Associates, Inc. raised more than $320 million in total gross proceeds since our raise first began in March of this year. As a result of this exceptional fundraising effort, our acquisitions department has been busy growing this outstanding portfolio of hotel assets. On October 30, 2006, Apple REIT Seven consisted of thirteen hotels, a total of 1,494 guestrooms, diversified among select markets in Alabama, California, Florida, Mississippi, Texas and Washington State. With numerous acquisitions on the horizon, I am very confident in the overall potential of this real estate investment trust.

During the third quarter of 2006, Apple REIT Seven, Inc. acquired a total of eight properties. To briefly highlight, on August 15, we closed on the 78-room Homewood Suites by Hilton® in Stafford, Texas. Two days later, on August 17, we closed on a portfolio of five well established hotels in Alabama, including three Hilton Garden Inns®, one Homewood Suites by Hilton®, and one Hampton Inn®. On September 1, we acquired the prestigious 234-suite Residence Inn® by Marriott® overlooking the shores of Lake Union and minutes from downtown Seattle, Washington. We concluded the third quarter with the purchase of the new 100-room Homewood Suites by Hilton® in Sarasota, Florida. Since the end of the third quarter, Apple REIT Seven has acquired two additional properties, the 84-room Courtyard® by Marriott® located in Hattiesburg, Mississippi, and the 107-room Homewood Suites by Hilton® in Huntsville, Alabama.

As the portfolio continues to expand, we are already seeing positive growth in performance from the assets. During the third quarter of 2006, Apple REIT Seven had revenues of more than $6.3 million. With slighty more than six months of operations, we are pleased to report FFO per share of $0.34. Additionally, operating statistics for the portfolio remain high with an average occupancy of 70 percent and an average daily rate (ADR) of $118 during the third quarter.

With the end of the year fast approaching and the start of 2007 on the horizon, industry forecasts point to continued growth. We look forward to another year of remarkable growth as the Company continues to cultivate its infrastructure, raise funds through its public offering, and acquire select hotels that have the potential to produce returns both now and in the future. The next formal correspondence that you will receive from us will be our 2006 Annual Report, which will outline in detail the growth of this portfolio as well as the performance of our properties throughout the year. Until then, we remain committed to building the Company and growing the value of your investment. Thank you for your support of Apple REIT Seven, Inc.

Sincerely,

Glade M. Knight
Chairman and Chief Executive Officer

This quarterly report contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include: the availability and terms of financing; changes in national, regional and local economies and business conditions; competitors within the hotel industry; and the ability of the company to implement its acquisition strategy and operating strategy and to manage planned growth.

In addition, the timing and amounts of distributions to common shareholders are within the discretion of the company’s board of directors. Although the company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate; therefore, there can be no assurance that such statements included in this quarterly report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the results or conditions described in such statements or the objectives and plans of the company will be achieved.

STATEMENTS OF OPERATIONS (Unaudited)

(In thousands except statistical data)	Three months ended September 30, 2006	Nine months ended September 30, 2006
REVENUES
SUITE REVENUE	$5,895	$7,445
OTHER REVENUE	469	591

TOTAL REVENUES	$6,364	$8,036
EXPENSES
DIRECT OPERATING EXPENSE	$1,590	$2,021
OTHER HOTEL OPERATING EXPENSES	2,490	3,187
GENERAL AND ADMINISTRATIVE	584	1,329
DEPRECIATION	881	1,175
INTEREST, NET	(871)	(1,495)

TOTAL EXPENSES	$4,674	$6,217
NET INCOME	$1,690	$1,819

NET INCOME PER SHARE	$0.09	$0.18
MODIFIED FUNDS FROM OPERATIONS (A)
NET INCOME	$1,690	$1,819
PRE-OPENING COSTS	—	459
DEPRECIATION OF REAL ESTATE OWNED	881	1,175

MODIFIED FUNDS FROM OPERATIONS	$2,571	$3,453

MODIFIED FFO PER SHARE	$0.13	$0.34
WEIGHTED-AVERAGE SHARES OUTSTANDING	19,589	10,013
OPERATING STATISTICS
OCCUPANCY	70%	68%
AVERAGE DAILY RATE	$118	$119
REVPAR	$82	$81
DIVIDENDS PER SHARE	$0.22	$0.44

BALANCE SHEET HIGHLIGHTS (Unaudited)

(In thousands)	September 30, 2006	December 31, 2005
ASSETS
INVESTMENT IN REAL ESTATE, NET	$186,252	$—
CASH AND CASH EQUIVALENTS	61,055	50
OTHER ASSETS	4,933	473

TOTAL ASSETS	$252,240	$523

LIABILITIES AND SHAREHOLDERS’ EQUITY
NOTES PAYABLE	$—	$400
OTHER LIABILITIES	1,326	152

TOTAL LIABILITIES	1,326	552
TOTAL SHAREHOLDERS’ EQUITY	250,914	(29)

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$252,240	$523

(a)	Modified funds from operations (FFO) is defined as net income (computed in accordance with generally accepted accounting principles – GAAP) excluding gains and losses from sales of depreciable property, plus depreciation and amortization, plus pre-opening costs. The company considers modified FFO in evaluating property acquisitions and its operating performance and believes that modified FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the company’s activities in accordance with GAAP. Modified FFO is not necessarily indicative of cash available to fund cash needs.

The financial information furnished reflects all adjustments necessary for a fair presentation of financial position at September 30, 2006, and the results of operations for the interim period ended September 30, 2006. Such interim results are not necessarily indicative of the results that can be expected for the full year. The accompanying financial statements should be read in conjunction with the audited financial statements and related notes appearing in the Apple REIT Seven, Inc. 2005 Annual Report.

APPLE REIT SEVEN

Portfolio of hotels

STATE / CITY	PROPERTY	UNITS
ALABAMA
Auburn	Hilton Garden Inn	101
Huntsville	Hilton Garden Inn	101
Huntsville	Homewood Suites	107
Montgomery	Homewood Suites	91
Montgomery	Hilton Garden Inn	97
Troy	Hampton Inn	82

CALIFORNIA
San Diego	Hilton Garden Inn	200

FLORIDA
Sarasota	Homewood Suites	100

MISSISSIPPI
Hattiesburg	Courtyard	84

TEXAS
Brownsville	Courtyard	90
Houston	Residence Inn	129
Stafford	Homewood Suites	78

WASHINGTON
Seattle	Residence Inn	234

CORPORATE PROFILE

Apple REIT Seven, Inc. is a real estate investment trust (REIT) focused on the ownership of income-producing real estate. Our focus is to acquire high quality properties that generate attractive returns for our shareholders. As of October 30, 2006, our portfolio consisted of thirteen hotels containing a total of 1,494 guestrooms.

CORPORATE HEADQUARTERS

814 East Main Street

Richmond, VA 23219

(804) 344-8121

(804) 344-8129 FAX

INVESTOR INFORMATION

For additional information, please contact: Kelly Clarke, Director of Corporate Communications

804-727-6321 or KClarke@applereit.com

COVER: HOMEWOOD SUITES, SARASOTA, FL

The trademarks contained here in are registered trademarks. Courtyard® by Marriott® and Residence Inn® by Marriott® are registered trademarks of Marriott International, Inc.

Homewood Suites by Hilton®, Hampton Inn® and Hilton Garden Inn® are registered trademarks of Hilton Hotels Corporation.